Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (File No. 333-137143) of our report dated June 19, 2019, with respect to the financial statements and supplemental schedule of Hanesbrands, Inc. Retirement Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2018.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina
June 19, 2019